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                                                                   Exhibit 10.18

[LOGO] Pitney Bowes

                                                     Pitney Bowes Office Systems

Marc C. Breslawsky                                   100 Oakview Drive
Chairman and Chief Executive Officer                 Trumbull, CT 06611-4724

                                                     203 365-2346

                                 CONFIDENTIAL

June 15, 2001

Mr. Bruce Donatuti
100 Lee Drive
Fairfield, CT 06430

Dear Bruce,

RE:  Letter of Agreement

Dear Bruce,

In the event Pitney Bowes both establishes a new legal entity to operate the majority of the Company's existing Office Systems Division business (the "Businesses") and spins off the Business in a separate transaction to be determined in the future, and you are an employee in good standing of Pitney Bowes, Inc., you will be offered the position set forth herein. For purposes of this Agreement, the spun-off Business shall be referred to as "Spinco".

Immediately prior to the spin off of the Business, you will be offered the position of Chief Human Resources Officer of Spinco. Your compensation, benefits and incentive package as CHRO of Spinco, subject to approval of the Spinco board of Directors, will be as follows:

1.   Salary. Your annual salary will be $200,000.

2. Annual Incentive. You will be eligible to participate in Spinco's annual incentive compensation program. The target award for your position will be 35% of your salary, and the maximum award opportunity will be 70% of your salary. The actual award will be earned on the basis of the achievement of various objectives established by Spinco's Board of Directors for your position and Spinco.

3. Equity. You may be granted stock options in Spinco at the discretion of Spinco's Board of Directors. Such stock option recommendations will be at a range consistent with you position.

4. Long Term Cash Incentive. You will be eligible to participate in Spinco's Long Term Incentive Plan, with a target award opportunity of $50,000 and a maximum award to be determined once the spin-off takes place.

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[LOGO] Pitney Bowes

     Mr. Bruce Donatuti
     June 15, 2001
     Page 2



     5. Benefits. During the period of your employment, you will be eligible to participate in Spinco's benefits programs made available to Spinco employees of equal status.

     6. Welfare Benefits. During your employment you and your eligible dependents will be eligible to participate in Spinco's group medical and dental plans made available to Spinco employees of equal status.

     This Agreement will be effective as of the date you sign the Agreement and will continue in effect until you are notified in writing be me that the Agreement ceases to be effective as of a date I will specify in the notice.

     Please confirm your acceptance of this offer by signing and dating below and returning a copy of this letter to my attention.

     Sincerely,

     /s/ Marc C. Breslawsky

     Marc C. Breslawsky

     MCB/mvb


     Accepted by:


     /s/ Bruce Donatuti
     ------------------------------
     Bruce Donatuti


     6/18/01
     ------------------------------
     Date

[LOGO] Pitney Bowes

                                                     Pitney Bowes Office Systems

Marc C. Breslawsky                                   100 Oakview Drive
Chairman and Chief Executive Officer                 Trumbull, CT 06611-4724

                                                     203 365-2346

                                 CONFIDENTIAL

June 15, 2001

Mr. Bruce Donatuti
100 Lee Drive
Fairfield, CT 06430

Dear Bruce,

I am pleased to confirm my offer to you to join Pitney Bowes Inc. (PBI) as Human Resources Consultant, reporting directly to me. You are being retained on a temporary basis to assist PBI in the formation and subsequent spin off of the Office Systems businesses into a separate entity ("Spinco"). It is anticipated that this project will be completed by end of the third quarter 2001. The terms of your compensation and benefits package are as follows:

1. You will be paid on a semi-monthly basis at an annual base salary rate of $200,000.

2. You are eligible to earn an annual incentive award with a target opportunity of 35% of base salary, and a maximum of 70% based on your employment both with PBI and Spinco, payable in February 2002. The actual payment will be determined on the basis of your individual performance as well as the performance of Office Systems and Spinco.

3. You will be eligible for a flexible benefits program on the first day of the month following your start of employment.

This offer is contingent upon the provisions outlined in the attached document (Terms and Conditions).
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[LOGO OF PITNEY BOWES]


     Mr. Bruce Donatuti
     June 15, 2001
     Page 2


     Bruce, we are confident that the position will be challenging and rewarding; that you will make significant contributions; and that you will achieve personal success at Pitney Bowes.

     Please confirm your acceptance of this offer by signing and dating below and returning a copy of this letter to my attention.

     Sincerely,


     /s/ Marc Breslawsky

     Marc C. Breslawsky

     MCB/mvb

     cc: Corporate Compensation

     Attachment: Terms & Conditions


     Accepted by:


     /s/ Bruce Donatuti
     ------------------------
     Bruce Donatuti


          6/18/01
     ------------------------
     Date

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[LOGO] Pitney Bowes


   Mr. Bruce Donatuti
   June 15, 2001
   Page 3


                             Terms and Conditions
                             --------------------


        1.  Completion of a Patent and Confidential Agreement.- (Enclosed).

        2.  Completion of an Employee Medical Questionnaire.- (Enclosed).

        3. Compliance, as an express condition of employment, with Pitney Bowes Drug Free Workplace and Substance Policy Statement dated June 1, 1989, including the passing of a drug screening test.

        4.  Satisfactory reference checks.

        5.  Provision of the proper immigration control forms (1-9).-(Enclosed).

     As a matter of record, we do not wish to receive any documents or any confidential information concerning any business, technical or other matters of which you might be aware as a result of your former employment with ON MONEY, it's successors or from any other party. If at any time you are in doubt about whether or not to bring with you any information or disclose any such information, you should resolve the situation by not disclosing or discussing any information which could create a present or future conflict for you or Pitney Bowes. Violation of this important instruction will be grounds for immediate dismissal.

     You have advised us that you are not under any current or former agreement, which prohibits you from being employed by Pitney Bowes. You understand that in the event such an agreement exists, Pitney Bowes has the right to end your employment or contest the agreement at its sole discretion. In addition, you understand and agreed that your employment is "at-will", which means that you or Pitney Bowes can end your employment at any time for any reason.